EXHIBIT 10.3

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Solutia Pharmaceutical Services Division

GLOBAL SERVICES AGREEMENT

BETWEEN

AMCIS AG

AND

Fujisawa Deutschland GmbH

AND

Salmedix, Inc.

TABLE OF CONTENTS

1	DEFINITIONS	4

2	PROJECTS	6

3	ORGANIZATION, CO-OPERATION AND COMMUNICATION	7

4	AMCIS OBLIGATIONS	9

5	CUSTOMERS OBLIGATIONS	10

6	NO SOLICITATION	11

7	PAYMENT	11

8	INTELLECTUAL PROPERTY	12

9	CONFIDENTIALITY	14

10	REPRESENTATIONS AND WARRANTIES	16

11	LIABILITY AND INDEMNIFICATION	17

12	INSURANCE	19

13	TERM AND TERMINATION	19

14	FORCE MAJEURE	21

15	ASSIGNMENT	22

16	INSPECTIONS AND AUDITS	22

17	SEVERANCE	24

18	WHOLE AGREEMENT	24

19	NOTICES	24

20	GOVERNING LAW	25

21	RIGHTS CUMULATIVE	25

22	WAIVER	25

THIS AGREEMENT IS MADE BETWEEN:

(1)	AMCIS AG having an address at Hauptstrasse 159/173, CH-4416 Bubendorf, Switzerland (hereinafter referred to as “AMCIS”) and

(2)	a) Fujisawa Deutschland GmbH having an address at Berg-am-Laim-Strasse 129, 81673 München, Germany (hereinafter referred to as “Fujisawa”), and

b)	Salmedix, Inc. having an address at 9380 Judicial Drive, San Diego, CA 92121, United States of America (hereinafter referred to as “Salmedix”).

Fujisawa and Salmedix are hereinafter also referred to as “Customer” or jointly as the “Customers”.

WHEREAS:

A.	The Customers are pharmaceutical companies that are interested in making developments in the production process of Product (as hereinafter defined) as well as in the commercial production thereof and AMCIS has a research and development division and a manufacturing facility with the capability to perform such work.

B.	Customers wish to have certain research and development work, as described in Work Order No.1 attached hereto and incorporated herein by reference as Annex 4, performed by AMCIS (hereinafter referred to as “Initial Project”). Such work is to be performed in stages with both Customers jointly having the right and ability, subject to the terms of this Agreement, to terminate such work or change the programme of work at any time.

C.	Beside the Initial Project, the Customers further wish to entrust AMCIS with the commercial production of the Product and AMCIS has the capacities for and is willing to perform such commercial production under the terms and conditions as described in Work Orders No. 2 and No. 3 attached hereto and incorporated herein by reference as Annex 5 and Annex 6, respectively.

NOW, THEREFORE, the Parties agree:

1	DEFINITIONS

1.1	In this Agreement, the following terms shall have the meanings now given to them:

(a)	“Agreement” shall include the terms of this Global Services Agreement together with the attached and subsequently agreed to Work Orders.

(b)	“Affiliate” means any company or organization which controls, is controlled by, or is under common control of, any of the Parties. The term “control” as used herein means, in the case of a corporation, ownership, directly or indirectly, of at least *** of the stock entitled to vote for the election of Directors and, in the case of a non-stock company, the legal power to direct or cause the direction of the general management and policies of such company.

(c)	“AMCIS Information” means Information that AMCIS owns or controls and has a right to disclose.

(d)	“AMCIS Intellectual Property” means Intellectual Property that AMCIS owns or controls and has a right to license or sublicense.

(e)	“API” means Active Pharmaceutical Ingredient.

(f)	“Customers Information” means Information that one or both Customers own or control and have a right to disclose.

(g)	“Customers Intellectual Property” means Intellectual Property that one or both Customers own or control and have a right to license or sublicense.

(h)	“Effective Date” means Dec. 15th 2003.

(i)	“Group” means AMCIS and its Affiliates or either of the Customers and its respective Affiliates, as the context requires.

(j)	“Information” means all technical, scientific, financial, business, commercial and other information, data and knowledge, in any form whatsoever and including Intellectual Property, which one Party (“Recipient”) receives from the other (“Owner”) in connection with this Agreement other than technical, scientific, financial, business, commercial and other information, data and knowledge which:

-	Recipient can demonstrate was in the public domain at the time of receipt by Recipient from Owner; or

-	after the time of receipt by Recipient from Owner, comes into the public domain other than by breach of this Agreement. (Such information, data and knowledge shall cease to be Information at the date it comes into the public domain); or

***	Material has been omitted pursuant to a request for confidential treatment.

-	at the time of receipt by Recipient from Owner, is already known to Recipient (or any member of its Group) other than through an association between any company within any Recipient’s Group and any company within any Owner’s Group; or

-	after the time of receipt by Recipient from Owner, is disclosed to Recipient (or any member of its Group) by a Third Party which, in making such disclosure, is not acting in breach or contravention of any express secrecy obligation owed to any company within Owner’s Group. (Such information, data and knowledge shall cease to be Information at the date of such disclosure by the Third Party); or

-	it can be demonstrated, by reference to reasonable, objective evidence, by Recipient to have been developed by Recipient (or any of the members of its Group) independently of Information received from Owner pursuant to this Agreement.

For the purposes of this Agreement, Owner’s Information shall not be deemed to be in the public domain or known to Recipient solely because:

-	the general principle is in the public domain or known to Recipient (or any of its Affiliates) if the particular principle disclosed by Owner is not in the public domain or so known; or

-	it constitutes a combination (not itself in the public domain or known to Recipient, or any of its Affiliates) of information that is in the public domain or so known.

(k)	“Intellectual Property” means patents and applications for patents; trademarks and applications for trademarks; know-how, and, any and all other intellectual property, in whatever form, whether registered or registrable; and whether otherwise protected or protectable.

(l)	“Parties” means (i) with regard to Joint Projects (as hereinafter defined) and as used elsewhere in this Agreement AMCIS on the one hand and Customers together on the other hand and “Party” means either of them, as the context requires; and (ii) with regard to Sole Projects (as hereinafter defined) AMCIS on the one hand and the respective Customer requesting the Project on the other hand and “Party” means either of them, as the context requires.

(m)	“Product” means API Bendamustine hydrochloride to be manufactured and packaged by AMCIS and ready for fill/finish pursuant to specifications and packaging specifications mutually agreed upon in writing by AMCIS and the Customers attached hereto and incorporated herein by reference as Annex 1a and Annex 1b, respectively (collectively “Specifications”).

(n)	A “Project” is a discrete package of work related to the Product which is to be performed by AMCIS, including without limitation the Initial Project. Each Project is specifically described in the relevant Work Order.

(o)	“Project Result” means the output or results of any Project provided to Customers hereunder.

(p)	“Prohibited Use” means the ***

(q)	“Research Objective” is more specifically described in each Work Order, but, in general terms, means the primary scientific objective, underlying the Project.

(r)	“Technical Information Package” means the information supplied by Customers for the purposes of the relevant Work Order, which details the proposed synthetic route, reaction details, process yields, analytical methods, etc.

(s)	“Third Parties” means any entity or legal person other than members of any of the Parties’ Groups.

(t)	A “Work Order” means a sub-agreement, made between AMCIS and both or either of the Customers pursuant to this Agreement, within which a specific Project’s scope, budget, set of deliverables, timeline and the AMCIS Affiliate appointed to assist AMCIS, as a joint Party, to perform the Project, are agreed. A Work Order may also describe the particulars concerning the exact nature of the structure to be utilized— such as FTE, single Project, one-off process R&D or framework basis. Except to the extent specifically provided for, each Work Order shall be subject to, and considered a part of, this Agreement. However, notwithstanding the foregoing such sub-agreement may contain special conditions, which shall take precedence over the terms of this Agreement for the purpose of the specific Project and the specific sub-agreement.

1.2	In this Agreement as the context requires:

-	a singular expression includes the plural and vice versa,

-	a gender-specific term shall include all other genders, and

-	a reference to this Agreement includes a reference to each Work Order.

1.3	In this Agreement, Article headings are for ease of reading and do not form part of this Agreement.

2	PROJECTS

2.1	Projects may be requested jointly by the Customers (a “Joint Project”) or separately by either of them (a “Sole Project”). In the case of a Sole Project, for purposes of the relevant Sole Project this Agreement shall be read as if the Customer involved in the Sole Project is the sole contracting party of AMCIS. For the avoidance of doubt, such individual Customer shall be solely and exclusively responsible for the rights and obligations of Customers hereunder as they relate to such Sole Project.

***	Material has been omitted pursuant to a request for confidential treatment.

For the avoidance of doubt, any instructions regarding a Joint Project shall require the written approval of both Customers.

2.2	The Initial Project, jointly requested by the Customers, is specifically described in Work Order No. 1 attached hereto and incorporated herein by reference as Annex 4.

2.3	Beside the Initial Project, AMCIS agrees to manufacture such amount of the Product as separately ordered by each of Fujisawa and Salmedix under Work Order No. 2 and Work Order No. 3, respectively, attached hereto and incorporated herein by reference as Annex 5 and Annex 6, respectively.

2.4	When Customers, jointly or separately as the case may be, have any Project other than as stipulated under Articles 2.2 and 2.3 that they desire to have performed by AMCIS, Customers will provide AMCIS, in writing, the details of such other Project.

After receiving such a request, AMCIS will respond to Customers within fifteen (15) business days, outlining whether or not AMCIS would be willing to undertake the proposed Project, and if so, under what conditions and which AMCIS Affiliate shall assist in performing the work. Before starting any such other Project, the respective Parties shall agree upon a specific Work Order.

AMCIS is free to reject such other Projects in its sole discretion.

2.5	The allocation of pharmaceutical responsibilities for all Projects between AMCIS and Fujisawa shall be specified in the Quality Assurance (QA) Agreement attached hereto and incorporated herein by reference as Annex 2.

The allocation of pharmaceutical responsibilities for all Projects between AMCIS and Salmedix shall be specified in the Quality Assurance (QA) Agreement attached hereto and incorporated herein by reference as Annex 3.

3	ORGANIZATION, CO-OPERATION AND COMMUNICATION

3.1	The strategic direction and overarching management of the Projects under this Agreement shall be managed by a committee (“Steering Committee”) consisting of two (2) or three (3) representatives, as the case may be, one (1) each from and appointed by each of AMCIS, Fujisawa and Salmedix in case of Joint Projects and one (1) each from and appointed by each of AMCIS and the respective Customer in case of Sole Projects.

3.2	Subject to this Agreement, the Steering Committee shall be self-governing and may concern itself with any and all aspects of Projects and the overall body of work. However, in particular it will:

(a)	review and evaluate the progress of each Project. To this end, the Steering Committee may organize working groups to review technical progress and to make technical decisions. Such working groups shall comply with instructions and directions issued from time-to-time by the Steering Committee. To the extent sensible in the circumstances, such instructions shall be given in writing. In addition, such instructions shall be given in writing if the working group so requests;

(b)	review and bring to the attention of each of the Parties’ quality unit for assessment and approval any quality issues as they arise in connection with any Project;

(c)	manage the preparation of documents and all other matters arising in connection with the application for, and filing of, patents and other protections required in connection with any Project or the overall body of work;

(d)	review and bring to the attention of each of the Parties’ regulatory unit for resolution any and all regulatory matters arising in connection with any Project;

(e)	consider, and take decisions on, proposed changes to the scope or timing of Projects, and the introduction of new Projects. Each such action shall be recorded in writing or some other permanent form;

(f)	review and make decisions on the staffing of Projects. Each such decision shall be recorded in writing or some other permanent form;

(g)	review (and from time-to-time amend as agreed) the budget associated with each individual Work Order; and

(h)	ensure that proper communications are made within AMCIS Group and Customer Group as required.

3.3	All decisions of the Steering Committee shall be unanimous. If there is no agreement between the Parties on a particular issue, the respective Customer or both Customers jointly, as the case may be, shall have the final decision-making authority.

3.4	The Steering Committee shall not take any decision that, expressly or in effect, amounts to an amendment to this Agreement or any existing Work Order hereunder. In such case the relevant Work Order shall be amended accordingly by duly authorized representatives of all Parties involved in the relevant Project.

3.5	Unless it determines otherwise, the Steering Committee shall meet in person at least once in each twelve (12) month period, the first period beginning on the Effective Date. In addition, the members of the Steering Committee shall be generally available for routine discussions in connection with the Projects.

3.6	Members of the Steering Committee shall be employees of the parties, and shall not be outside consultants, independent contractors or outside legal counsel. Each of AMCIS, Fujisawa and Salmedix shall be solely responsible for appointing, removing and filling vacancies among its own representatives. Provided that such representatives are identified in advance of the relevant meeting; and provided that no member of the Steering Committee has a reasonable objection, representatives of AMCIS Group and/or either Customer Group may attend Steering Committee meetings in addition to the then appointed members. At the invitation of the Steering Committee, such representatives may address the Steering Committee and participate in its debates. However, unless the Steering Committee unanimously agrees to the contrary, such representatives may not participate in any decisions of the Steering Committee.

3.7	The Steering Committee shall ensure that proper written records of its meetings (in whatever form) are kept. After each such meeting, the written record of the meeting shall be circulated to the members of the Steering Committee for comment and approval. Once approved, each such written record shall be signed by a representative of AMCIS and the Customers and, absent fraud, shall be regarded as a definitive record of the meeting to which it refers.

3.8	As between Customer(s) and AMCIS, Customer(s) shall bear all costs related to Steering Committee’s carrying out its duties, including, without limitation, AMCIS’ travel costs and lodging costs to attend Steering Committee meetings outside AMCIS’ headquarter located in Bubendorf; provided, however, that Customer(s) liability for AMCIS’s lost man hours shall not include time spent in Steering Committee meetings. For Joint Projects, both Customers shall be jointly and severally liable for such Costs meetings.

4	AMCIS OBLIGATIONS

4.1	AMCIS shall provide such human and other resources as necessary to perform each Project, as specified in the relevant Work Order.

4.2	AMCIS shall work diligently and in good faith towards the completion of each Project within the agreed time targets (if any). However, unless and except to the extent expressly stated otherwise in the relevant Work Order, AMCIS does not guarantee achievement of any specific or particular result or outcome nor guarantee completing a Project against a firm time limit.

4.3	The personnel that AMCIS causes to be applied in the performance of each Project shall be appropriately qualified and experienced for the tasks that they are to perform.

4.4	Any machinery and equipment that AMCIS provides or causes to be applied in the performance of any Project shall be of an appropriate quality and, as required by normal practice, shall be certified or approved by the relevant body or organization.

4.5	Any premises that AMCIS occupies or uses in the performance of any Project shall be of an appropriate quality and, as required by normal practice, shall be certified or approved by such relevant body or organization as specified in the Work Order.

4.6	AMCIS shall be responsible for complying with all US Federal-, European Union- and local Swiss laws, regulations, guidelines, ICH Q7A guidelines and local Swiss laws concerning applicable worker health and environmental standards, and such current GLP, GCP and GMP guidelines as specified in the applicable Work Order and shall have and maintain, at its own cost, any and all licenses, permits and other authorizations, which are required for its performance of this Agreement, including without limitation any Drug Master File necessary for the manufacture of Product. However, at their cost, Customers shall provide to AMCIS such cooperation and assistance as is reasonably required by AMCIS to comply with this Section and as is expressly stipulated in the relevant Work Order.

4.7	AMCIS shall act on instructions properly given by the Steering Committee that are in accordance with this Agreement.

4.8	AMCIS shall perform this Agreement and each Project to the standards reasonably to be expected from a first-class provider of similar services in similar circumstances. No other or additional qualitative or performance obligation shall be implied into this Agreement, unless expressly stipulated in the relevant Work Order.

4.9	AMCIS shall deliver in a timely manner all reports and items that, according to this Agreement or any Work Order, are to be so delivered.

4.10	AMCIS shall not ***

4.11	AMCIS shall not ***

5	CUSTOMERS OBLIGATIONS

5.1	Customers shall reasonably assist AMCIS towards the completion of each Project within the agreed time targets (if any) to the extent as is expressly stipulated in the relevant Work Order.

In case it is agreed in the Work Order that Customers shall provide AMCIS with personnel, such personnel shall be appropriately qualified for the tasks which they are to perform.

In case it is agreed in the Work Order that any materials and equipment shall be provided to AMCIS by Customers, such materials and equipment shall be of an appropriate quality and quantity as described in the relevant Work Order and, as required by normal practice, shall be certified or approved by such relevant body or organization as specified in the Work Order.

5.2	Any approval, consent or authorization which is required to be given by Customers to AMCIS in connection with this Agreement shall be given by one or both Customers, as applicable, and shall be given promptly, provided this is reasonable and such approval, consent or authorization does not in effect amount to an amendment of this Agreement.

***	Material has been omitted pursuant to a request for confidential treatment.

5.3	Customers shall be responsible for the effects of any and all delays, which are caused or contributed to by the directions, acts and omissions of Customers or the Steering Committee in connection with this Agreement or any Project; provided, however, that AMCIS shall make reasonable efforts to inform and discuss with Customers about the possible effects and/or delays of such directions, acts, or omissions.

6	NO SOLICITATION

6.1	In respect of any employee of any Party (or former employee) who has been, within the immediately preceding twelve (12) months working on a Project pursuant to this Agreement (“Person”), any other Party shall not actively seek to encourage a Person to take up employment (full or part-time, or as an independent contractor or on any other basis) with such other Party. However, this restriction shall not work to prevent such other Party from offering employment to a person who, without encouragement from such other Party, has responded to a public advertisement of an employment opportunity.

7	PAYMENT

7.1	Each Project budget and the payment provisions (i.e., method of compensating AMCIS for its services) applicable in respect of each Project are exclusively to be set out in the relevant Work Order. Any Project budget, and any of the applicable payment provisions, may be amended from time-to-time and at any time by agreement between the Parties as set forth in an amendment to the relevant Work Order.

7.2	Project related expenditures and materials or Third Party services purchased shall only be billed separately to Customers, by AMCIS if expressly stipulated in the relevant Work Order.

7.3	Unless otherwise expressly stipulated in the relevant Work Order, payments due under this Agreement shall be made not later than the *** after the date of each invoice. From the day following the due date of payment until the day of payment, late payments shall accrue interest at the rate of ***

All payments due under this Agreement shall be made without any set-off, withholding or deduction whatsoever. If a deduction or withholding is required by law, then the payment due under this Agreement shall be increased (“grossed up”) by such an amount so as to deliver to AMCIS the total amount due under this Agreement.

7.4	In addition to payments expressly provided for in each Work Order, Customers shall reimburse AMCIS for any and all expenses or increases in labour which it incurs as a result of complying with directions given by the Steering Committee or by the Customers during the course of this Agreement, provided that such

***	Material has been omitted pursuant to a request for confidential treatment.

directions substantially differ from AMCIS obligations under the relevant Work Order and provided that the direction is given in writing and expressly provides for the reimbursement. AMCIS shall invoice Customers for such amounts and shall support each such invoice with appropriate proof of payment of the sums concerned.

7.5	Unless otherwise expressly stipulated in the relevant Work Order, all payments to be made under this Agreement shall be paid in US Dollars.

7.6	In respect of any payment due under this Agreement, if on the date of payment the exchange rate between the Euro and the currency specified in the Work Order (as reported in Wall Street Journal) has changed, in either direction by more than *** from the rate as existed upon the Effective Date (as reported in the Wall Street Journal), then such payments will be capped at *** (as the case may be) of the original converted amount.

7.7	Customers shall be jointly and severally liable for any Joint Projects undertaken hereunder.

8	INTELLECTUAL PROPERTY

8.1	All Information and all rights or access to Intellectual Property which Customers provide to AMCIS in connection with this Agreement and all Information relating to Customers, their respective businesses or their respective products or developmental products shall be and remain the property of, or under the control of, Customers and AMCIS shall keep such Information confidential pursuant to the terms of Article 9 herein. AMCIS shall have a non-exclusive, non-transferable, non-assignable royalty-free license to use any and all Customer Information and Customers Intellectual Property that Customers have provided to AMCIS hereunder, solely for the purpose of performing its obligations under this Agreement.

8.2

(a)       In the event that any inventions, including, without limitation, all copyrightable material, all notes, data, results, records, inventions, improvements, developments, discoveries and trade secrets, are conceived or reduced to practice in the performance of this Agreement (“Inventions”), all right, title and interest in and to any Inventions(s) that relate to Customer Information, Customers Intellectual Property or the Product, the use, formulation or manufacture thereof (including without limitation the process and manufacture associated with intermediates involved in such use, formulation or manufacture), or any other product or process belonging to Customers or their respective licensors, or to any improvement(s), modification(s), enhancement(s) or refinement(s) of any of same, whether conceived or reduced to practice solely by a Party or jointly with other Parties, shall belong jointly to Customers (“Customers Inventions”).

AMCIS shall hereby - and shall cause each of its employees, contractors

***	Material has been omitted pursuant to a request for confidential treatment.

and agents performing services on Customers’ behalf hereunder to - assign all right, title and interest in and to all Customers Inventions to Customers, jointly, and shall, upon Customers’ request and at Customers’ expense, execute such documents and take such other actions as Customers deem necessary for Customers to document their ownership interest in any Customers Inventions and/or to obtain, enforce and defend Intellectual Property rights relating thereto. All Customers Inventions and any information with respect thereto shall be subject to the confidentiality provisions of Article 9 herein as if Customers were the owner thereof and shall be handed over to Customers at their sole and exclusive discretion at any time.

(b)	Subject to Section 8.2 (a) above, all right, title and interest in and to Inventions that are conceived or reduced to practice solely by AMCIS or its employees, contractors and/or agents in performance of any Project hereunder other than Customers Inventions (“AMCIS Inventions) shall belong to AMCIS. AMCIS shall consult with Customers regarding any actions that may be necessary or helpful in protecting intellectual property rights in any AMCIS Invention, and shall coordinate with Customers to determine what action, if any, to take with respect to filing and prosecuting patent applications for same in a timely manner in order to obtain patent protection that is, to the extent possible, beneficial to the contractual parties.

(c)	Subject to Section 8.2 (a) above, all right, title and interest in and to Inventions that are conceived or reduced to practice jointly by an employee(s), contractor(s) or agent(s) of AMCIS and Customers in performance of any Project hereunder other than Customers Inventions shall jointly belong to AMCIS and Customers (“Joint Inventions”).

(d)	AMCIS shall (i) promptly disclose in writing to Customers all AMCIS Inventions and Joint Inventions and (ii) provided Customers are not in breach of Section 7 herein, grant, and hereby does grant, Customers, jointly, a non-exclusive, worldwide, perpetual, irrevocable, fully paid royalty-free license to use each such AMCIS Invention and AMCIS part of the Joint Invention for the development and manufacture of their respective compounds, with the right to sublicense same to a Third Party solely for the development and manufacture of compounds on Customers’ behalf.

(e)	Customers shall grant, and hereby does grant, AMCIS a non-exclusive, worldwide, perpetual, irrevocable, fully paid royalty-free license to use each such Customers Invention for any use throughout the world other than a Prohibited Use.

8.3	In performing work pursuant to this Agreement, AMCIS will not knowingly utilize technology or incorporate into any Project any technology which could infringe any valid and enforceable Intellectual Property right of a Third Party. AMCIS will use reasonable diligence to ensure that processes or technology they propose to use do not infringe the rights of Third Parties. However, AMCIS makes no warranty or representation that the use of the Project Result or the Project Result will not infringe the rights of Third Parties and it is understood AMCIS does not carry on any patent infringement or freedom to operate searches related thereto as a part of its services hereunder.

8.4	While performing under this Agreement, AMCIS and its employees may add to its and their general skills and knowledge of how to perform such work and work of a similar or like nature. Subject to the terms of Article 9, such knowledge shall be available, without restriction and without charge, to AMCIS for the performance of other projects for members of its Group and for Third Parties; provided AMCIS shall not be permitted to use such knowledge for a Prohibited Use. Notwithstanding the foregoing, AMCIS shall not use or reference Customers’ Information for any purpose whatsoever, including without limitation, for the performance of other projects for members of its Group or for Third Parties, unless expressly permitted hereunder or without Customers’ express prior written consent.

8.5	Each Party agrees that it may be in their best interests to present Information at conferences or to publish in journals such Information, subject to any Owner’s prior written consent for publication. If a Party wishes to present or publish any Information of which they are not the Owner and that has not been previously disclosed to the public, such Party shall submit a manuscript of the conference abstract or the research paper for the Owner’s review prior to submission to the conference or the publisher. The non-publishing Party shall have thirty (30) days after the receipt from the publishing Party of such manuscript to review the manuscript and to request reasonable modifications thereof. If the non-publishing Party does not provide any request for any modifications during such review period or, if the non-publishing Party provides a request for modification, then after such request is complied with by the publishing Party to the reasonable satisfaction of the non-publishing Party, the publishing Party may submit the manuscript for publication. Unless approved by the non-publishing Party in writing, such publication shall not contain Information of the non-publishing Party. If such publication contains patentable technology, the non-publishing Party may request the publishing party to delay the publication for a period reasonably necessary for the non-publishing Party to obtain patent protection therefor.

9	CONFIDENTIALITY

9.1	In consideration of the Owner allowing the Recipient access to and use of Information, Recipient shall so receive and use Information subject to, and strictly in accordance with, this Agreement.

9.2	The mere disclosure of Information pursuant to this Agreement shall not operate to transfer to Recipient any of Owner’s rights, of whatever nature, in such Information. On receipt of Information, Recipient shall have only such rights in respect thereof as are expressly granted in this Agreement.

9.3	Recipient shall use and may disclose to members of its Group Information received from Owner only to the extent necessary for the purposes of performing its obligations under this Agreement.

9.4	Recipient shall disclose Owner’s Information only to those of Recipient’s personnel, and the personnel of Recipient’s Group, who need to have access thereto for the purposes of this Agreement. Recipient shall ensure that each of such personnel is bound by restrictions at least as onerous as those placed on Recipient by this Agreement.

9.5	Neither Recipient nor any of its Group personnel shall disclose Owner’s Information to any Third Party except that Recipient may make, or may permit, such disclosure if Owner has given its prior, written consent to the specific disclosure or it is otherwise permitted pursuant to written agreements between Owner and Recipient.

9.6	If, at the request of a relevant authority or on the advice of counsel, a member of the Recipient’s Group is required, or reasonably believes it is under an enforceable legal obligation, to disclose Owner’s Information to a Third Party then, to the extent possible without being in breach of any legally enforceable obligation, Recipient shall give notice thereof to Owner. Owner shall then be free to challenge such disclosure provided that it shall hold harmless and indemnify Recipient against any and all costs, charges, expenses (including legal expenses), fines, claims, damages and other losses, which Recipient suffers or incurs in connection, directly or indirectly, with such challenge.

9.7	Subject to GMP and local legal requirements relating to the keeping of copies, at the request, deliverable at any time, of Owner, Recipient shall return any or all of Owner’s Information to Owner, or, at Recipient’s option: certify to Owner that Owner’s Information has been destroyed; or, certify to Owner that, in accordance with this Agreement or Owner’s prior instructions, Owner’s Information has been delivered to a Third Party of Owner’s choice. Notwithstanding this obligation, Recipient may retain one copy of Owner’s Information for its records solely for determining its confidentiality obligations hereunder. Such records shall be subject to this Agreement.

9.8	Notwithstanding the termination of this Agreement for any reason whatsoever, the confidentiality provisions contained in this Agreement shall remain in full force and effect.

9.9	The fact of, and the terms and scope of, this Agreement shall be and remain confidential and shall not be disclosed by either Party without the prior, written consent of the other Party. Notwithstanding the foregoing, (a) Salmedix may issue a press release or public announcement concerning any aspect of Salmedix’s development or commercialization of the Product and (b) Salmedix may disclose the existence of this Agreement and the terms and conditions hereof, without the prior written consent of the other Parties, as reasonably necessary in connection with the due diligence process associated with any future capital investment in Salmedix or the negotiation or exploration of a possible strategic transaction.

9.10	For the avoidance of doubt,

a)	Information disclosed by AMCIS to one of the Customers under a Joint Project may be freely disclosed by that Customer to the other Customer;

b)	Information disclosed by one of the Customers to AMCIS under a Joint Project may be freely disclosed by AMCIS to the other Customer;

c)	Information disclosed by either of AMCIS, Fujisawa or Salmedix under a Sole Project shall not be disclosed to the respective Customer not involved in the relevant Project.

9.11	For the avoidance of doubt, the confidentiality obligations between the Customers shall be governed by the License Agreement between Fujisawa and Salmedix, dated May 1, 2003, as the same may be amended from time to time (hereinafter “Customer License Agreement”).

Notwithstanding the foregoing, Customer Information relating to Joint Projects may be freely disclosed by either Customer to the extent such disclosure may be required for transferring the production process of Product from AMCIS to any other contract manufacturer.

10	REPRESENTATIONS AND WARRANTIES

10.1	Each of AMCIS, Fujisawa and Salmedix warrant that, as of the Effective Date:

10.1.1	It is a corporation duly organized, validly existing and is in good standing under the laws of the state or country of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on it or its performance hereunder (a “Material Adverse Effect”) and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

10.1.2	The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunctions, decree, determination award presently in effect having applicability to it, except where such violation could not reasonably be expected to have a Material Adverse Effect, or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a contracting party or by which it or its properties may be bound or affected, except any such breach or default which could not reasonably be expected to have a Material Adverse Effect.

10.1.3	This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or similar laws, from time to time in effect, affecting creditor’s rights generally.

11	LIABILITY AND INDEMNIFICATION

11.1	Except in the case of AMCIS’ intentional misconduct, fraud or gross negligence and except as otherwise provided in the Work Order, a Party’s total liability, howsoever arising in connection, directly and indirectly, under this Agreement shall not exceed an amount equal to the total revenue derived by AMCIS from Customers under the individual Work Order directly connected to the liability.

11.2	Notwithstanding and without prejudice to any other provision of this Agreement and except in case of intentional misconduct, fraud or gross negligence, the Parties shall have no liability whatsoever or howsoever arising for any: pure economic loss; loss of profit; loss of business; loss of contracts; and, indirect or consequential losses suffered or incurred by any member of either Customer Group or AMCIS as the case may be and arising in connection, directly or indirectly, with this Agreement.

11.3	FUJISAWA SHALL INDEMNIFY AND HOLD HARMLESS AMCIS GROUP AND/OR SALMEDIX GROUP AGAINST ANY AND ALL THIRD PARTY CLAIMS FOR PERSONAL DEATH OR INJURY UNDER STATUTORY PROVISIONS OF CIVIL LAW DUE TO ANY BREACH OF ITS OBLIGATIONS HEREUNDER, PROVIDED, HOWEVER, THAT FUJISAWA SHALL HAVE NO DUTY TO INDEMNIFY OR HOLD HARMLESS AMCIS GROUP AND/OR SALMEDIX GROUP FOR ANY THIRD PARTY CLAIM TO THE PROPORTIONAL EXTENT ARISING OUT OF OR RELATED TO THE INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE OF AMCIS GROUP OR ANY AMCIS EMPLOYEE, CONTRACTOR OR AGENT IN THE COURSE OF AMCIS’S PERFORMANCE UNDER THIS AGREEMENT AND/OR OF SALMEDIX GROUP OR ANY SALMEDIX EMPLOYEE, CONTRACTOR OR AGENT IN THE COURSE OF SALMEDIX’S PERFORMANCE UNDER THIS AGREEMENT, RESPECTIVELY.

SALMEDIX SHALL INDEMNIFY AND HOLD HARMLESS AMCIS GROUP AND/OR FUJISAWA GROUP AGAINST ANY AND ALL THIRD PARTY CLAIMS FOR PERSONAL DEATH OR INJURY UNDER STATUTORY PROVISIONS OF CIVIL LAW DUE TO ANY BREACH OF ITS OBLIGATIONS HEREUNDER, PROVIDED, HOWEVER, THAT SALMEDIX SHALL HAVE NO DUTY TO INDEMNIFY OR HOLD HARMLESS AMCIS GROUP AND/OR FUJISAWA GROUP FOR ANY THIRD PARTY CLAIM TO THE PROPORTIONAL EXTENT ARISING OUT OF OR RELATED TO THE INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE OF

AMCIS GROUP OR ANY AMCIS EMPLOYEE, CONTRACTOR OR AGENT IN THE COURSE OF AMCIS’S PERFORMANCE UNDER THIS AGREEMENT AND/OR OF FUJISAWA GROUP OR ANY FUJISAWA EMPLOYEE, CONTRACTOR OR AGENT IN THE COURSE OF FUJISAWA’S PERFORMANCE UNDER THIS AGREEMENT, RESPECTIVELY.

AMCIS SHALL INDEMNIFY AND HOLD HARMLESS EACH CUSTOMER GROUP AGAINST ANY AND ALL THIRD PARTY CLAIMS FOR PERSONAL DEATH OR INJURY UNDER STATUTORY PROVISIONS OF CIVIL LAW DUE TO ANY BREACH OF AMCIS’ OBLIGATIONS HEREUNDER, PROVIDED, HOWEVER, THAT IN CASE OF JOINT PROJECTS AMCIS SHALL HAVE NO DUTY TO INDEMNIFY OR HOLD HARMLESS EITHER CUSTOMER GROUP FOR ANY THIRD PARTY CLAIM TO THE PROPORTIONAL EXTENT ARISING OUT OF OR RELATED TO THE INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE OF ANY CUSTOMER GROUP OR ANY EMPLOYEE, CONTRACTOR OR AGENT OF SUCH CUSTOMER GROUP IN THE COURSE OF ANY CUSTOMER’S PERFORMANCE UNDER THIS AGREEMENT AND PROVIDED THAT IN CASE OF SOLE PROJECTS AMCIS SHALL HAVE NO DUTY TO INDEMNIFY OR HOLD HARMLESS THE RESPECTIVE CUSTOMER GROUP INVOLVED IN THE SOLE PROJECT FOR ANY THIRD PARTY CLAIM TO THE PROPORTIONAL EXTENT ARISING OUT OF OR RELATED TO THE INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE OF SUCH CUSTOMER GROUP OR ANY EMPLOYEE, CONTRACTOR OR AGENT OF SUCH CUSTOMER GROUP IN THE COURSE OF SUCH CUSTOMER’S PERFORMANCE UNDER THIS AGREEMENT.

11.4	For purposes of indemnification hereunder, the Indemnitee (as hereinafter defined) shall include its employees, officers and directors and also include Third Parties that supply services to AMCIS to support a Project, provided that such Third Party support is expressly allowed for in the relevant Work Order.

11.5	Any product, material or substance which is either (i) provided to AMCIS by or for Customers in connection with this Agreement; or, (ii) produced by AMCIS for Customers in connection with this Agreement (hereinafter collectively referred to as “Customer Property”) shall be stored by AMCIS in an appropriate manner for the purpose of the Project and in accordance with the local laws and regulations. If any Customer Property is lost, damaged or destroyed whilst in the custody, or under the control, of AMCIS then, unless such loss, damage or destruction is a direct and proximate result of AMCIS’ breach of this Agreement, negligence, wilful misconduct or fraud, AMCIS shall have no liability whatsoever and howsoever arising. Should Customer Property be stored by AMCIS due to breach of contract by Customers or due to instructions given by Customers beyond the purpose of the Project specified in the Work Order, Customer Property will be insured at the expense of Customers, or, at Customers option, disposed of at Customers’ cost.

11.6	A Party that intends to claim indemnification under this Article 11 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) of any claim, demand, action or other proceeding in respect of which the Indemnitee and/or any member of its respective Group intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee.

The indemnity provisions in this Article 11 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to the Indemnitor’s ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11, but the omission to so deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 11.

11.7	The Indemnitor may not settle the action or otherwise consent to an adverse judgment in action or other proceeding that materially diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee, unless it involves full release of the Indemnitee. The Indemnitee under this Article 11 and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

12	INSURANCE

12.1	Each of AMCIS, Fujisawa and Salmedix shall have and maintain the insurance coverage that is customary in its industry or otherwise as required by applicable law. Except to the extent insurance coverage is required pursuant to the Work Order, and also subject to the foregoing, each of AMCIS, Fujisawa and Salmedix may self-insure its liabilities under this Agreement or shall otherwise purchase and maintain such insurance.

13	TERM AND TERMINATION

13.1	This Agreement shall commence upon the Effective Date and thereafter shall continue in full force and effect for an initial period of ***. Thereafter it shall continue in full force and effect until terminated by any of AMCIS, Fujisawa or Salmedix upon *** prior written notice. Notwithstanding the foregoing, either Customer may terminate this Agreement by written notice at any time in the event there are no outstanding Work Orders in effect for such Customer (whether related to Sole Projects or Joint Projects). Termination of Projects that have been started and not yet completed on date of termination shall be governed by Article 13.2.

***	Material has been omitted pursuant to a request for confidential treatment.

13.2	Unless the Work Order provides otherwise, Joint Projects may be terminated at any time by joint termination notice of both Customers and Sole Projects may be terminated at any time by the relevant Customer involved, provided that AMCIS is given written notice at least sixty (60) days prior to such termination.

If work on any Project is terminated pursuant to this Article 13.2, AMCIS shall immediately use commercially reasonable efforts to reduce and/or mitigate further cost to Customer(s) and mitigate all non-cancellable obligations. Subject to the immediately preceding sentence, Customer(s) will make payment for any work performed during such sixty (60)-day period and AMCIS will deliver Customer(s) the Project Results as achieved as of the effective date of the termination working towards the Project Goals as specified in the applicable Work Order or under each applicable Project; provided, however, that such termination shall not terminate any other Project not so terminated nor the rights and duties of Customer(s) and AMCIS pursuant to this Agreement until each of the then-current Projects is completed or terminated; and Customer(s) shall make a termination fee as specified in the applicable Work Order. Notwithstanding the foregoing, any breach by a Customer of a payment obligation shall be subject to a fifteen (15) day cure period, instead of the sixty (60) day cure period contained above.

13.3	Upon any material breach or default by either Party in the performance of any obligation to be performed by such a Party under this Agreement, the non-breaching Party or Party not in default, shall give notice in writing to the breaching Party or Party in default, specifying the breach or matter in default. Unless such breach or default is cured within sixty (60) days following the giving of such notice, (or if such cure cannot be completed within such sixty (60) day period, if the cure has not been undertaken promptly upon receipt of such notice, and diligently pursued thereafter) the Party giving such notice may thereafter terminate this Agreement with immediate effect; provided that if one of the Customers is in material breach or default hereunder and the other Customer is capable of curing and willing to cure, and such other Customer provides written notice to AMCIS of such desire and thereafter begins performing on behalf of the Customer in breach, AMCIS shall have no right to terminate pursuant to this Article 13.3.

13.4	This Agreement may be terminated with immediate effect by one Party if: the other Party becomes bankrupt, insolvent, or is otherwise incapable of paying its bills as they fall due; or, if the other Party has a receiver, administrator in bankruptcy or any analogous person appointed to run such Party’s business affairs; provided that if one of the Customers is the bankrupt Party and the other Customer provides written notice to AMCIS of its desire to perform on behalf of the bankrupt Party and thereafter begins performing on behalf of the Customer in breach, AMCIS shall have no right to terminate pursuant to this Article 13.4. Any decision to terminate this Agreement under this Article 13.4 shall be communicated to the other Party within the ninety (90) days after the Party making the decision has become aware of the event which gives rise to the right to terminate.

13.5	This Agreement and any then-current Work Order or Project, may be terminated in certain cases of Force Majeure as provided in Article 14.

13.6	If this Agreement is terminated under Article 13.3 or 13.4 then, at the option of the Party effecting the termination, each then-current Work Order may also be terminated.

13.7	Unless otherwise expressly provided in this Agreement or agreed in writing between the Parties, the provisions of Articles 1, 7 (in respect of payments outstanding at date of termination), 8, 9, 11, 13, 16 and 17 shall continue to bind the Parties and have full force and effect even after the termination of this Agreement.

13.8	In the event that either of Fujisawa or Salmedix terminates this Agreement for any reason whatsoever, the Agreement shall continue in full force and effect between the remaining parties and shall be read thereafter as if the remaining parties are the sole Parties to this Agreement, subject, however, to the joint and several liability of Fujisawa and Salmedix for any then remaining payment obligation of the Customers. For sake of clarity, in such case neither of the remaining parties shall take on any rights or obligations of the terminating Party unless otherwise agreed upon in the relevant Work Order, subject, however, to the joint and several liability of Fujisawa and Salmedix for any then remaining payment obligation of the Customers.

14	FORCE MAJEURE

14.1	One Party shall have no liability to the other Party for any failure to perform all or any part of this Agreement if and to the extent that such failure is the result of a Force Majeure Event. For the purposes of this Agreement, “Force Majeure Events” shall mean: acts of God; fire, flood, tempest, exceptional weather conditions, earthquakes; breakage or failure of apparatus or machinery; strikes, lockouts and other industrial action; war (declared or not), civil insurrection, act of Government, or any other event or occurrence, which reasonably is beyond the control of the Party which has failed to perform under this Agreement; provided, however, that there shall be no economic force majeure. Performances hereunder, other than for payment of monies owed, shall be suspended during the pendency of the Force Majeure Event. This Section shall not apply to excuse any Customer payment obligation.

14.2	If performance, in whole or material part, of this Agreement is suspended for more than 120 consecutive days or 180 days in any one 12 month period as a result of Force Majeure Events, either Party shall have the right to terminate this Agreement or the relevant Work Order or Project, by giving written notice to that effect to the other Party. If the cause of the force majeure has not disappeared within the sixty (60) days after the delivery of such a notice, this Agreement, Work Order or Project (as the case may be) shall terminate.

15	ASSIGNMENT

15.1	Except as provided below, the rights and obligations under this Agreement may be assigned in whole, but not in part, by AMCIS, Fujisawa or Salmedix only with the prior, written consent of each of the other Parties. Such consent shall not be withheld or delayed unreasonably. Notwithstanding the foregoing, AMCIS, Fujisawa or Salmedix may assign this Agreement to a duly capable Affiliate or to a successor owner of substantially all of the assets or business of such Party involved in performance hereunder by giving written notice to the other Parties. Unless specifically agreed otherwise, assignment of this Agreement shall assign each then-current Work Order, provided that in case of an assignment by AMCIS each then-current Work Order shall only be assigned with the prior, written consent of the Customer(s) involved in the respective Work Order. Such consent shall not be withheld, conditioned or delayed unreasonably.

15.2	***

16	INSPECTIONS AND AUDITS

16.1	Throughout the term of this Agreement and for such periods of time as may be required by law thereafter, AMCIS shall keep accurate records pertaining to each Project. AMCIS shall record all information relating to Projects in written or electronic form. Such records shall be kept separately from written records that document other research and development or manufacturing that may be conducted by AMCIS. All such written records shall be maintained in a form sufficient to satisfy regulatory authorities, specifically, electronic form records must be Part 11 of the US Code of Federal Regulations (CFR) compliant in the event written duplicates of said records do not exist. Moreover, from time-to-time, upon Customers’ request, AMCIS will promptly provide copies of any of the records that it maintains for Customers.

16.2	Customers are and shall be the sole and exclusive owner of all laboratory notebooks (and all information therein) relating to or resulting from Projects. For each Project, AMCIS shall maintain laboratory notebooks and related data notebooks in accordance with industry standard practices. Moreover, from time-to-time, upon Customers’ request, AMCIS will promptly provide copies of any of laboratory notebooks and related data notebooks that it maintains for Customers.

***	Material has been omitted pursuant to a request for confidential treatment.

16.3	Upon ten (10) business days’ written notice from Customers, AMCIS shall permit Customers’ independent auditors to have access during normal business hours to the books and records of AMCIS and its approved subcontractors as may be reasonably necessary to verify the accuracy of any financial reports, financial updates, billings or payments made under this Agreement. The audit shall be limited to books and records for any calendar year ending not more than *** prior to the date of such notice. All financial reports, invoices and payments not disputed as to correctness by Customers within *** after receipt thereof shall thereafter conclusively be deemed correct for all purposes. Such audit shall be at Customers’ expense. Within thirty (30) days after both Parties have received an audit report, Customers or AMCIS, as appropriate, will compensate the other Party for any errors or omissions revealed by an audit. This audit right shall survive for a period of *** from the date this Agreement terminates or expires and, with regard to any specific Project, *** from the completion or termination of such Project. Notwithstanding the foregoing, Customers shall not have the right to audit any lump-sum payments under this Agreement.

16.4	Upon ten (10) business days’ written notice from Customers, AMCIS shall permit Customers or Customers’ representative to have access during normal business hours to audit the books and records of AMCIS and its approved subcontractors as may be reasonably necessary to confirm that Project Services have been performed accurately and in compliance with (i) prevailing professional standards of quality, including without limitation cGMP, cGLP and ICH guidelines, (ii) applicable Customers protocols and/or Specifications of which AMCIS was reasonably advised, and (iii) applicable laws. Such an audit shall be at Customers’ expense. This audit right shall survive for a period of one (1) year from the date this Agreement terminates or expires and, with regard to any specific Project, *** from the completion or termination of such Project.

16.5	AMCIS shall notify Customers representative as stated in the relevant Work Order within forty-eight (48) hours after it receives notice of any regulatory authority inspection and/or communication directly relating to any Project. AMCIS shall consult with Customers prior to responding to any such regulatory authority if the communication relates directly to any Project and undertakes best efforts to immediately notify and consult with Customers prior to taking any action. In addition, AMCIS shall provide to Customers copies of any resulting document of action within five (5) working days after the receipt from the applicable regulatory authority.

16.6	Before commencing any audit work described in Sections 16.3 or 16.4 above, the Third Party auditors or representatives shall execute confidentiality agreements with, and reasonably satisfactory to, AMCIS.

16.7	In addition to the access and audit rights of the parties set forth in Sections 16.3 and 16.4 above, upon reasonable prior notice from the Customers, AMCIS shall afford

***	Material has been omitted pursuant to a request for confidential treatment.

to the Customers reasonable access during normal business hours (and at such other times as the Parties may mutually agree) to the relevant books, records and other information of AMCIS in order to monitor AMCIS’s compliance with its obligations under this Agreement, including without limitation, regulatory compliance. Such access shall be available during normal business hours. Any inspection conducted by either party pursuant to this Section 16.7 shall be at the sole cost and expense of the Customers, unless it is occasioned by a regulatory communication to AMCIS related to the Product or any Project.

17	SEVERANCE

If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable the Parties shall amend that provision in such reasonable manner as achieves the intention of the Parties without illegality or, at the discretion of the Party negatively affected, it may be severed from this Agreement. In each such case, the remaining provisions of this Agreement shall remain in full force and effect unless the effect of such declaration is, based on objective and reasonable standards, to defeat the original intention of the Parties in which event the Parties shall agree a course of action or, if they cannot, this Agreement shall terminate forthwith.

18	WHOLE AGREEMENT

This Agreement, which expression shall include each Work Order, contains the whole agreement between the Parties in respect of the subject matter hereof and shall prevail on any other terms, in particular the general terms and conditions used by either Party under execution of this Agreement. Neither Party has relied upon any oral or written representation made to it by the other or its employees or agents, except to the extent expressly included in this Agreement. Each Party has made its own independent investigations into all matters relevant to it.

Nothing in this Agreement shall be deemed to supersede or amend the Customer License Agreement.

19	NOTICES

Any notice to be served on one Party by the other shall be sent by prepaid recorded delivery or registered post to the address of the relevant Party shown at the head of this Agreement or by facsimile transmission or by electronic mail or by telex and shall be deemed to have been received by the addressee within 72 hours of posting or 24 hours if sent by facsimile transmission or by electronic mail or by telex to the correct facsimile number or electronic mail number of the addressee (with correct answerback).

For the avoidance of doubt, any such notice to Customers shall be provided to all Customers.

20	GOVERNING LAW

This Agreement shall be interpreted, enforced and governed, in all respects, by the laws of Germany.

21	RIGHTS CUMULATIVE

All rights granted to either of the Parties shall be cumulative and no exercise by either of the Parties of any right under this Agreement shall restrict or prejudice the exercise of any other right granted by this Agreement or otherwise available to it.

22	WAIVER

The failure by either Party to enforce at any time or for any period any one or more of the terms or conditions of this Agreement shall not be waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement

IN WITNESS OF THE FOREGOING, the Parties have caused their authorized representatives to sign:

Fujisawa Deutschland GmbH

/s/ W.Tinhof	/s/ Wolfgang Schoch	March 19th, 2004
Dr. W. Tinhof	Wolfgang Schoch	(Date)
- President -	- Executive Vice President -

Salmedix, Inc.
/s/ F. Andrew Dorr	April 23, 2004
F. Andrew Dorr C.O.O.	(Date)

AMCIS AG

/s/ P. M. Muller	/s/ A. Ackermann	April 02, 2004
Dr. P. M. Muller	A. Ackermann	(Date)
C.O.O.	Head of Finance

List of Annexes:

Annex 1:	Specifications of Product

- Annex 1a: Product Specifications

- Annex 1b: Packaging and Shipment Criteria

Annex 3:	Quality Assurance (QA) Agreement between AMICS and Salmedix

Annex 4:	Work Order No. 1

Annex 6:	Work Order No. 3

Annex 1a

to the Global Service Agreement

between AMCIS AG and Fujisawa Deutschland GmbH and Salmedix, Inc.

Product Specifications

Specification Bendamustine

***

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

***	Material has been omitted pursuant to a request for confidential treatment.

Annex 1b

to the Global Service Agreement

between AMCIS AG and Fujisawa Deutschland GmbH and Salmedix, Inc.

Packaging and Shipment Criteria

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

In WITNESS OF THE FOREGOING, the Parties have caused their authorized representatives to sign Annex 1a and Annex 1b:

Salmedix Inc.:

/s/ F. Andrew Dorr	April 23, 2004
F. Andrew Dorr C.O.O.	(Date)

Fujisawa Deutschland GmbH:

/s/ B. Huber	/s/ C. Wagner	March 19th, 2004
Dr. B. Huber	Cornelia Wagner	(Date)
- Director	- Head Contract
Manufacturing -	Manufacturing -

AMCIS AG:

/s/ P. M. Muller	/s/ H. Loos	Apr. 04, 2004
Dr. P. M. Muller	H. Loos	(Date)
C.O.O.	Head Quality
Management

***	Material has been omitted pursuant to a request for confidential treatment.

Annex 3

SOLUTIA

Solutia Pharmaceutical Services Division

AMCIS

Solutia Pharmaceutical Services Division

TABLE OF CONTENTS

		Page
1.	DEFINITIONS	1

2.	OBJECTIVE	2

3.	MANUFACTURE	2

4.	PRE-SHIPMENT TESTING AND RELEASE FOR SHIPMENT CRITERIA	3

5.	FAILURE INVESTIGATION	3

6.	CHANGE CONTROL	3

7.	PERSONNEL QUALIFICATIONS AND RESPONSIBILITIES	4

8.	EQUIPMENT	4

9.	MATERIAL CONTROLS OF CHEMICALS	4

10.	RECORDS AND REPORTS	4

11.	21 CFR PART 11: ELECTRONIC RECORDS; ELECTRONIC SIGNATURES	5

12.	INSPECTIONS / AUDITS / VENDOR QUALIFICATION	5

13.	RETAINS	5

14.	SIGNATURES	6

	APPENDICES
	RESPONSIBILITIES MATRIX A	1
GMP MATRIX B		1
CONTACT PERSONS AND FUNCTION		3

-i-

This Supplement is attached to and made part of the Global Services Agreement (the “Services Agreement”), and is made this 28th day of February, 2004 between:

(1)	Amcis AG having an address at Hauptstrasse 159/173, CH-4416 Bubendorf, in Switzerland (hereinafter referred to as “Amcis”), and

(2)	Salmedix, Inc. having an address at 9380 Judicial Drive, San Diego, CA 92121 ([858-622-5063] and such Affiliates being, referred to as “Customer”).

WHEREAS:

A.	As specified in the Services Agreement, Customer has retained Amcis to perform certain research and development and cGMP work which will entail in part making certain compounds available to Customer; and

B.	Whereas, the parties to set forth and clarify certain agreed practices and procedures with regard to quality and testing.

NOW, THEREFORE, the Parties agree:

1.	DEFINITIONS

1.1	In this Supplement, the following terms shall have the meanings now given to them:

(a)	“Finished Goods” means any intermediate or active pharmaceutical ingredient (API) produced by Amcis to be shipped to the Customer or any Third Party as specified by the Customer.

(b)	“Third Parties” means any entity or legal person other than members of the Amcis or Customer Group.

(c)	“Release Testing” means analytical testing of the quality attributes of the Finished Goods prior to shipment.

(d)	“Release Decision” means the decision taken to release Finished Goods for shipment to the Customer. Such a decision can only be taken once the Finished Goods have been checked for compliance with Amcis internal SOPs and guidelines, and with the requirements agreed upon with the Customer and laid down in the project info sheet, or any equivalent document, e.g. project master plan.

(e)	“GMP” means Good Manufacturing Practices for the manufacture of intermediates and APIs. Amcis applies appropriate levels of control, depending on the use of the Finished Goods as specified by the Customer. Amcis uses the following terms: “pre-clinical GMP”, “clinical GMP”, and “commercial GMP”, respectively (ref. Exhibit B).

(f)	“Pre-clinical GMP” means the manufacture and control of Finished Goods prepared for non-human use, e.g. in pre-clinical toxicology studies. Fast Track projects follow the same guidelines. Details are given in the matrix in Exhibit B.

(g)	“Fast Track” means the manufacture and control of Finished Goods prepared for non-human use, e.g. in research studies. Details are given in the matrix in Exhibit B.

(h)	“Clinical GMP” means the manufacture and control of Finished Goods prepared for human or veterinary use, e.g. as part of controlled clinical trials. Details are given in the matrix in Exhibit B.

(i)	“Commercial GMP” means the manufacture and control of Finished Goods prepared for commercial human or veterinary use, or for use in late-phase clinical trials. Details are given in the matrix in Exhibit B.

1.2	In this Supplement, Article headings are for ease of reading and do not form a substantive part of hereof.

2.	OBJECTIVE

2.1	The objective of this Supplement is to clearly define the practical and technical obligations and responsibilities of the Customer and of Amcis with regard to the quality management and compliance of any project, which is undertaken (ref. Matrix in Exhibit A).

2.2	The basic rules governing the appropriate level of control are given in ICH guideline Q7A “Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients”, adopted in the EU in November 2000, adopted in the U.S.A. in September 2001, and adopted in Japan in November 2001.

2.3	This is to reflect general principles, with specifics defined in individual project info sheets, or project master plan covering each Project. Should there be a conflict between the terms of this Supplement and the rest of the terms of the Services Agreement of which this Supplement is a part, then the terms of the rest of the Services Agreement shall control.

3.	MANUFACTURE

3.1	Customer will specify in advance to Amcis whether manufacture is for potential clinical or commercial use.

3.2	When clinical or commercial use is specified, all such manufacture conducted by Amcis on behalf of Customer will be conducted in accord with appropriate level of GMP.

3.3	Manufacturing batch records will be approved by Salmedix Quality Unit and Product Development group prior to initiation of manufacturing. Significant changes in these manufacturing practices will be communicated to Customer’s Quality Unit in writing for assessment of impact and approval before implementation.

3.4	All executed batch records for manufactured materials will be reviewed by Amcis Quality Unit. After review by Amcis Quality Unit, the executed batch record will be forwarded to Salmedix for review. Salmedix and Amcis Quality Unit shall ensure that the lot was manufactured under cGMP conditions and may require additional comments, further investigations or clarification within the batch record prior to Salmedix’s approval. Only after approval of the executed batch records by both Amcis’ and Salmedix’s Quality Units, the lot will be released.

3.5	Customer must be notified prior in the case that Amcis outsources manufacturing or processing. Outsourcing may only be performed by vendors qualified by Amcis and Salmedix Quality Units.

3.6	Outsourcing of manufacturing, processing, or analytical work by Customer is not subject to activities covered by Amcis. Amcis takes no responsibility for the work or output of such Third Party.

2

3.7	Amcis shall have a procedure for reprocessing material and if reprocessing becomes routine how the process will be incorporated into manufacturing process.

4.	PRE-SHIPMENT TESTING AND RELEASE FOR SHIPMENT CRITERIA

4.1	Customer may specify minimum quality attributes on a project basis (project info sheet, or project master plan). Internal Amcis release is in accord with Amcis written procedures and is based on review of both testing and manufacturing records.

4.2	Amcis will test Customer products using qualified equipment and calibrated systems. Failures will be documented and Customer notification will be in accord with project info sheet, or project master plan.

4.3	Finished Goods analytical methods developed by Amcis shall be approved by the appropriate Customer contact. Amcis developed finished goods methods will be used only when Customer method is not available.

4.4	Customer shall notify Amcis of any update to Customer test procedures being used at Amcis.

4.5	Shipment criteria are defined in the project info sheet, or project master plan.

5.	FAILURE INVESTIGATION

5.1	In the event that any analysis results in a failure against the Specifications, Amcis will initiate laboratory investigation based on Amcis SOPs. In case that the failure is not due to analytical error notification to Customer’s Quality Unit will be within two business days after discovery of the failure. Copies of completed laboratory investigations should be sent to Salmedix Quality Unit

5.2	Customer Quality Unit will be directly notified by Amcis QA for those failure investigations which might impact on lot releasability. This formal notification will occur at the start of the investigation.

6.	CHANGE CONTROL

6.1	Amcis has a Change Control SOP.

6.2	Amcis will be notified in writing of a change made by Customer.

6.3	Customer is notified in writing of a change and or deviation made by Amcis during manufacturing or testing. Amcis and Salmedix Quality Units will make a determination of whether change is major or minor according to the impact on product quality. In the event of a planned change or deviation Salmedix Quality Unit will be notified of minor changes and/or deviations and approve major changes and/or deviations.

6.4	Transfer of process manufacturing and analytical test methodology between Third Parties and AMCIS must be communicated in writing to Customer Quality Unit in advance of the transfer.

6.5	Analytical methods or process transfers will require approved protocols that include defined acceptance criteria. The protocols shall be approved by the transferring parties’ quality assurance units and other designated units. The technology transfer is considered transferred after the protocol has been executed and the data has been reviewed and approved by respective quality assurance units and other designated units.

3

7.	PERSONNEL QUALIFICATIONS AND RESPONSIBILITIES

7.1	Each person at Amcis should be educated, trained and qualified to perform their job function under cGMP conditions.

7.2	There shall be an adequate number for qualified people to perform work during any part of development or manufacturing of materials and to work under cGMP at all times.

7.3	Each person involved in the development or manufacturing of materials is responsible to work under cGMP conditions.

8.	EQUIPMENT

8.1	The equipment used during any manufacturing process should have a suitable design, size and location in the facility for its use in operations and maintenance.

8.2	Each piece of equipment shall be made in that it will not react, absorb or add any substance to the material being made in the manufacturing process.

8.3	Each piece of equipment and its components shall be cleaned at appropriate levels that would not affect any material being manufactured. There will be written procedures for validated methods on how the equipment is to be cleaned and maintained.

8.4	All equipment that is used in manufacturing shall have routine calibration and maintenance, written procedures and shall be qualified regarding installation and qualification.

9.	MATERIAL CONTROLS OF CHEMICALS

9.1	There should be written procedures describing the receiving, storage, identification, handling, sampling, testing of materials.

9.2	There should be procedures describing the handling, storage and shelflife of materials in all phases of manufacturing, i.e. quarantine, Work In Progress or released.

9.3	Distribution procedures shall be written describing the distribution of materials, including First In First Out (FIFO).

10.	RECORDS AND REPORTS

10.1	All records and reports used in the manufacturing of materials will be retained at Amics for a minimum of 10 years after the expiration date or a change in time in writing by Salmedix. These documents are to include but not be limited to components testing or specifications, batch records, validation reports, etc.

10.2	All records and reports shall be available for authorized inspection at any time.

10.3	Batch production and control records shall be issued and reconciled by the Quality Unit. The documents are to be completed at the time of manufacturing. Accurate accounts of the documents are to be fully investigated and kept with the executed batch record.

10.4	All laboratory records shall include sample, equipment, test procedure, data collection/storage, calculations, materials used and evaluation of results versus specifications.

4

11.	21 CFR PART 11: ELECTRONIC RECORDS; ELECTRONIC SIGNATURES

11.1	Amcis currently uses a hybrid system wherein hardcopies of electronic data are defined as “originals”. Amcis is monitoring and assessing industry approach to compliance and developing their program according to industry standards. Amcis further understands that Customer (or Customer designee) may conduct a site audit of their 21 CFR Part 11 program.

12.	INSPECTIONS / AUDITS / VENDOR QUALIFICATION

12.1	Customer can have access to the latest certificate related to regulatory agency inspections related to processes or equipment associated with Customer Project on request.

12.2	Subcontracting to any Third Party by Amcis (ref. 3.4) is subject to Amcis vendor qualification procedures and approval by Salmedix Quality Assurance Unit.

12.3	Subcontracting to any Third Party by Customer (ref. 3.5) is subject to Customer’s vendor qualification procedures.

12.4	Salmedix will perform audits on a biannual basis, if needed. In the event of major changes in the manufacturing facility and or business practices Salmedix may audit more frequently.

13.	RETAINS

13.1	Procedures should be in place for the handling, quantity and storage of retain samples for raw materials, intermediates and drug substance.

5

14.	SIGNATURES

IN WITNESS OF THE FOREGOING, the Parties have caused their authorised representatives to sign:

CUSTOMER

/s/ [signature illegible]	25 March 2004
Management	Date

/s/ [signature illegible]	25 Mar 04
Quality Unit	Date

Amcis

/s/ H. LOOS	02-Mar-2004
Hartmut Loos (Quality Management)	Date

/s/ W. ALTHERR	02-Mar-2004
Werner Altherr (Customer Project Management)	Date

Responsibilities Matrix A

The Responsibilities Matrix details the various responsibilities assigned to either the Customer or Amcis.

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

***	Material has been omitted pursuant to a request for confidential treatment.

GMP MATRIX B

ICH guideline Q7a, Section 19.10 (describing controls applied to APIs for use in clinical trials) states, “not all controls in the previous sections of the guide are appropriate for the manufacture of a new API for investigational use during its development. Section 19 provides specific guidance unique to these circumstances”.

ICH guideline Q7a, Section 19.11 states, “The controls used in the manufacture of APIs for use in clinical trials should be consistent with the stage of development of the drug product incorporating the API. Process and test procedures should be flexible to provide for changes as knowledge of the process increases and clinical testing of a drug product progresses from pre-clinical stages through clinical stages. Once drug development reaches the stage where the API is produced for use in drug products intended for clinical trials, manufacturers should ensure that APIs are manufactured in suitable facilities using appropriate production and control procedures to ensure the quality of the API”.

Accordingly, a GMP Matrix has been developed to describe those activities that are to be undertaken for different types of projects as follows:

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

***	Material has been omitted pursuant to a request for confidential treatment.

Contact Persons and Function

***

***	Material has been omitted pursuant to a request for confidential treatment.

Annex 4

to the Global Service Agreement

between AMCIS AG and Fujisawa Deutschland GmbH and Salmedix, Inc.

Work order No. 1

for the Process Transfer, Validation and Production of Bendamustine API

between

(3)	AMCIS AG having its address at Hauptstrasse 159/173, CH-4416 Bubendorf, Switzerland (hereinafter referred to as “AMCIS”), and

(4)	a) Fujisawa Deutschland GmbH having its address at Berg-am-Laim-Strasse 129, 81673 München, Germany (hereinafter referred to as “Fujisawa”), and

b) Salmedix, Inc. having its address at 9380 Judicial Drive, San Diego, CA 92121, United States of America (hereinafter referred to as “Salmedix”).

WHEREAS:

A.	This Work Order has been made pursuant to the Global Service Agreement between AMCIS, Fujisawa and Salmedix with its Effective Date Dec. 15th 2003 (hereinafter referred to as “Global Service Agreement”), the terms and conditions thereof shall govern this Work Order.

B.	The division of pharmaceutical responsibilities between AMCIS and Fujisawa and AMCIS and Salmedix is specified in the respective Quality Assurance (QA) Agreements attached to the Global Service Agreement as Annex 2 and Annex 3, respectively incorporated herein by reference (hereinafter “QA Agreement”), the terms and conditions thereof shall additionally govern this Work Order.

C.	This Work Order covers the process transfer, process optimization, demonstration and validation of the process for producing Product (as defined in the Global Service Agreement) according to ICH-cGMP guidelines. Validation will be performed during the production of 3 x 8 kg serial batches of Product.

D.	This Work Order is based on the synthesis scheme (as attached hereto and incorporated herein by reference as Appendix 1) provided in the Technical Information Package as supplied to AMCIS by Fujisawa and Salmedix under the Confidentiality Agreement between AMCIS and Fujisawa dated April 4th 2003 and the Confidentiality Agreement between AMCIS and Salmedix dated February 25th 2003, respectively. The technical information is supplemented by information obtained in discussions with Fujisawa and Degussa (current manufacturer of Product for Fujisawa).

E.	The goals of this Project are:

•	Transfer of the current Bendamustine production process from *** to AMCIS.

•	***, improvement of yields, process safety and environmental considerations are desired and will be considered for implementation.

•	Establishment of the commercial production process for Product in the plant of AMCIS in Bubendorf

1.	SCOPE OF WORK TO BE PERFORMED BY AMCIS

1.1.	AMCIS undertakes best efforts to

•	Use existing analytical methods to establish the impurity profiles. GMP conformity regarding the transfer and qualification of analytical methods is included as part of this Work Order.

•	Monitor the impact of the process changes on the impurity profile of Product and ensure that the impurity profile is equal or better than in the given process.

•	Demonstrate the process with ***;

•	In collaboration with the Customers, determine the appropriate API starting material for initiation of the GMP process and define any process and analytical method validation requirements.

•	Manufacture *** in accordance with ICH-cGMP and Specifications. See Section 1.4 below and MSA.

•	Provide documentation in the form of a Development Report, Tech Transfer Protocol to demonstrate comparability and a Final Project Report. See QA Agreement for approval process.

•	Preparation of all necessary regulatory documentation and files required for submission, including:

•	US Drug Master File for Salmedix

•	European Drug Master File for Fujisawa

•	Technology Transfer

1.2.	Key considerations for Process Development

•	The process will be run as described in the Technical Information Package provided by Salmedix and Fujisawa. Process safety and optimization will be addressed in the Stepwise Considerations listed in Section 1.3 below. AMCIS reserves the right to ensure safe operations of the process in accordance with the Policies and Procedures Guideline in the Pharmaceutical Services Division. AMCIS will endeavor to follow the process outlined by Salmedix

***	Material has been omitted pursuant to a request for confidential treatment.

and Fujisawa however; process modifications to eliminate *** and hazardous processing conditions are desired. In case the proposed improvements under review by AMCIS will not meet the desired results AMCIS confirms to stay with the process as defined by Salmedix and Fujisawa in the Technical Information Package. All process changes and potential differences in the impurity profile of Product will be reviewed with Salmedix and Fujisawa before implementation into the GMP manufacturing process.

1.3.	Stepwise considerations for Process Development

***

***	Material has been omitted pursuant to a request for confidential treatment.

***

1.4.	AMCIS shall make best efforts to produce the following lots of Product according to the process received from Salmedix and Fujisawa and in conjunction with the requested development defined in this Work Order:

• ***	***
• ***	***

Estimated delivery to Salmedix and/or Fujisawa is per the dates listed above for each item. The material will be produced under ICH-cGMP conditions and release for shipment of the Product will be made by AMCIS according to the Specifications (as stipulated in Annex 1a and Annex 1b attached to the Global Service Agreement and incorporated herein by reference). The final specifications will be defined in mutual discussions, between AMCIS and Salmedix and Fujisawa.

No validation of analytical methods is included in this Work Order, however, transfers of previously validated analytical methods will be corroborated by Criteria agreed upon by AMCIS, Salmedix and Fujisawa. Fujisawa and Salmedix may independently establish transfer processes in line with their respective methods, specifications and regulatory requirements. See QA Agreement for approval process.

The documentation stated under section 1.1., the Batch History as well as a copy of the complete batch documentation will be provided as part of this Work Order.

If at any stage during the manufacture of Product AMCIS believes that it will not be able to meet the target as specified above, AMCIS will promptly inform Salmedix and Fujisawa and the Parties will enter good faith negotiations with a view to reassessing the target quantity and/or specification.

***	Material has been omitted pursuant to a request for confidential treatment.

1.5	***

In case the validation fails due to the fact that one or more testing parameters do not meet the acceptance criteria, any additional necessary actions will be identified between the parties and the resulting costs will be covered by ***. In the event that validation fails due to a major deviation to the approved batch record, AMCIS will repeat the process at no cost to the Customers.

2.	PAYMENT

2.1	In consideration of the work to be performed by AMCIS pursuant to Section 1 Salmedix and Fujisawa shall remunerate AMCIS on the basis of the payment schedule attached hereto and incorporated herein by reference as Appendix 2 and in accordance with the Baseline Plan attached hereto and incorporated herein by reference as Appendix 3.

AMCIS agrees to issue separate invoices to Fujisawa and Salmedix.

2.2	The budget of the payment schedule has been prepared based on details set forth in the Technical Information Package received from Salmedix and Fujisawa. It has been assumed that the process in the Technical Information Package will perform as described.

However, deviations from this may necessitate an amendment to the proposed budget. Should this arise, the Parties shall meet in good faith to discuss the changed requirements and the impact on the budget. In particular, should additional purification steps or analytical methods be required to meet the resulting specifications and/or should the optimization of the process result in significant cost savings, the costs will be revised. Cost to conduct the manufacturing as originally proposed by Salmedix and Fujisawa was used in the determination of manufacturing costs which have been presented to the companies by AMCIS. Consequently, failure to modify the process by any or all of the methods described above under Section 1.3, will not result in an increased cost of manufacturing.

2.3	The budget is based on the following assumptions:

•	The estimate assumes that the synthetic procedure described in the given technical information can be performed accordingly and gives material in a quality according to specification attached to the Global Service Agreement.

•	Raw material costs are included in the project price.

***	Material has been omitted pursuant to a request for confidential treatment.

•	Third Party tests *** are not included in the cost estimate and will be invoiced at cost in a 50/50 ratio to the customers. A copy of the invoice of the third party will be provided to each of Salmedix and Fujisawa.

•	Analytical method transfer is included as required by Salmedix and Fujisawa. Transfers of previously validated analytical methods will be corroborated by criteria mutually agreed to by Salmedix, Fujisawa and AMCIS. Fujisawa and Salmedix may independently establish transfer processes in line with their respective methods, specifications and regulatory requirements. See QA Agreement for approval process.

•	In case of a qualified supplier the release of the starting materials and raw materials are by aspect, identity and certificate of analysis of the supplier. In case of a non-qualified supplier the release of the materials are in accordance with the DMF provided by Fujisawa or to be mutually agreed.

•	All intermediates will be fully tested according to the specifications in the DMF provided by Fujisawa. AMCIS may develop alternative in process (intermediate) testing methods which improve the GMP compliance of the process and anticipated successfulness of ultimate validation of said methods. Any cost increase has to be prior approved by the Customers.

•	Reference standards for testing of the product will be provided by Fujisawa until the completion of this Work Order.

•	The material will be produced according to ICH-cGMP guidelines for Active Pharmaceutical Ingredients (API).

•	All quantities of the target material prepared during the campaign in excess of the target quantity will be supplied to Salmedix or Fujisawa free of charge.

2.4.	All payments are to be made to AMCIS bank account as separately informed of.

2.5	Communications regarding invoicing and payment related to this should be between:

AMCIS AG Dr. Werner Altherr Haupstrasse 159/173 Bubendorf CH-4416 Switzerland Tel +41 61 935 5310	Fujisawa Deutschland GmbH Accounting Department Berg-am-Laim-Str. 129, 81673 München, Germany

***	Material has been omitted pursuant to a request for confidential treatment.

Salmedix, Inc. Julie Crawford 9380 Judicial Drive, San Diego, CA 92121, United States of America

3.	TERMINATION

Salmedix and Fujisawa have jointly the right to cancel this Work Order at any time in accordance with Article 13.2 of the Global Service Agreement.

In such event AMCIS is entitled to charge Customer with:

(a)	The total costs incurred up to the date of actual termination of AMCIS’s activities, including an amount covering irrevocable commitments of AMCIS to Third Parties which AMCIS is able to demonstrate were either reasonable or approved by Customer, already made before AMCIS’s receipt of the written notice of cancellation and relating to that part of the manufacturing of the Product which will not be carried out due to the aforesaid cancellation and,

(b)	An amount equal to 20 percent (20%) of the total amount which AMCIS would have received from Customers for the full and proper performance of this Work Order now being cancelled by Customers under this Clause.

The foregoing clause does not apply if Customer cancels the manufacturing because AMCIS is in breach of the terms of the Agreement.

In WITNESS OF THE FOREGOING, the Parties have caused their authorised representatives to sign:

Salmedix Inc.:

/S/ F. ANDREW DORR	April 23, 2004
F. Andrew Dorr C.O.O.	(Date)

Fujisawa Deutschland GmbH:

/s/ B. Huber	/s/ C. Wagner	March 19th, 2004
Dr. B. Huber	Cornelia Wagner	(Date)
- Director	- Head Contract
Manufacturing -	Manufacturing -

AMCIS AG:

/s/ P. M. Muller	/s/ W. Althern	April 1st, 2004
Dr. P.M. Muller	Cornelia Wagner	(Date)
- C.O.O.	- Customer Project
Manager

Manufacturing -Manufacturing -

Appendix 1

to the Work Order No. 1

between AMCIS AG and Fujisawa Deutschland GmbH and Salmedix, Inc.

Bendamustine Synthesis Scheme

[***]

***	Material has been omitted pursuant to a request for confidential treatment.

Appendix 2

to the Work Order No. 1

between AMCIS AG and Fujisawa Deutschland GmbH and Salmedix, Inc.

Payment Schedule

(based on the quotation AM180303.6 of Amcis, dated August 20, 2003)

Payment according to the following milestones:	Cost to be charged to Salmedix:	Cost to be charged to Fujisawa:	Timelines under the Baseline Plan* (Schedule 3)
- Execution of LOI (Letter of intent)	***	***	***
- Execution of MSA (Manufacturing Service Agreement)	***	***	***
- Raw material (will be invoiced acc. to the real consumption and not exceed the mentioned amount)	***	***	***
- Delivery of ***	***	***	***
- Upfront payment on initiation of the production of ***	***	***	***
- Upfront payment prior to the analytics of the three batches	***	***	***
- Upfront payment prior to the preparation of the registration documents	***	***	***
- Shipment of first batch to Salmedix:	***	***	***
- Shipment of 2 batches to Fujisawa:	***	***	***
- Analytics	***	***	***
- Delivery of the US-DMF	***	***	***
- Delivery of the EU-DMF	***	***	***

*	date of payment has to be adapted to the achievement of the milestones in the timelines
***	Material has been omitted pursuant to a request for confidential treatment.

The cost for shipment and insurance will be covered by the respective Customers.

Appendix 3

to the Work Order No. 1

between AMCIS AG and Fujisawa Deutschland GmbH and Salmedix, Inc.

Baseline Plan

[***]

***	Material has been omitted pursuant to a request for confidential treatment.

Annex 6

to the Global Service Agreement

between AMCIS AG and Fujisawa Deutschland GmbH and Salmedix, Inc.

Work order No. 3

for the commercial production of Bendamustine API

between

(1)	AMCIS AG having its address at Hauptstrasse 159/173, CH-4416 Bubendorf, Switzerland (hereinafter referred to as “AMCIS”), and

(2)	Salmedix, Inc, having an address at 9380 Judicial Drive, San Diego, CA 92121 (hereinafter referred to as “.Salmedix”)

Whereas:

A.	This Work Order has been made pursuant to the Global Service Agreement between AMCIS AG, Fujisawa Deutschland GmbH and Salmedix, Inc. dated December 15, 2003 (hereinafter referred to as “Global Service Agreement”), the terms and conditions thereof shall govern this Work Order.

B.	This Work Order covers the commercial production of Product (as defined in the Global Service Agreement).

C.	The division of pharmaceutical responsibilities between the parties hereto is specified in the Quality Assurance (QA) Agreement attached to the Global Service Agreement as Annex 3 and incorporated herein by reference (hereinafter “QA Agreement”), the terms and conditions thereof shall additionally govern this Work Order.

1.	SCOPE OF WORK TO BE PERFORMED BY AMCIS

1.1	AMCIS undertakes best efforts to

•	manufacture and package such amount of Product as separately ordered by .Salmedix in writing from time to time in accordance with the Specifications (as stipulated in Annex 1a and Annex 1b attached to the Global Service Agreement and incorporated herein by reference) and in accordance with cGMP. At delivery Product shall have a remaining shelf life of ***

•	maintain adequate storage accommodation for Product in AMCIS’ warehouse until delivery to .Salmedix or its nominee;

***	Material has been omitted pursuant to a request for confidential treatment.

•	perform quality check test and inspection for Product to confirm its conformity with the Specifications, and to release them together with the Certificate of Analysis (which shall include the results of such test and inspection) and the Quality Assurance Statement written in English on a lot basis;

•	to manufacture, package, label, deliver and handle the Product and otherwise perform its obligations hereunder (i) in a good and workmanlike fashion; (ii) in strict compliance with (a) Good Manufacturing Practices as required by any relevant governmental authorities and (b) any and all applicable laws, regulations, rulings, guidelines, rules and procedures; and (iii) in accordance with the terms and conditions of this Agreement;

•	to maintain any and all quality programs required by applicable laws, regulations and/or Fujisawa’s or Salmedix’s policies in effect from time to time and acceptable to AMCIS;

1.2	Each time .Salmedix decides to order, it shall order the minimum quantity of *** of Product or a multiple thereof.

1.3	*** Salmedix shall provide AMCIS with a written estimate of its requirements of Product ***

1.4	All amounts of Product as ordered by *** shall be delivered to *** or its designated nominee at AMCIS’ risk and expense in accordance with *** instruction not less than *** from *** firm order.

Any and all freight and insurance costs shall be borne by .Salmedix.

2.	WARRANTY

2.1	AMCIS warrants and represents that all quantities of Product delivered hereunder shall comply with all applicable laws and regulations and shall meet the Specification and the terms and conditions of this Work Order.

2.2	In case that .Salmedix has found that the delivery by AMCIS has quantitative shortcomings, that any quantity of Product delivered by AMCIS does not comply with applicable laws and regulations and/or does not conform to the Specifications and/or the terms and conditions hereof (collectively referred to as “Defect”), Salmedix shall report the Defect to AMCIS within four (4) weeks after the Defect has come to Salmedix’s knowledge.

2.3	In case of any Defect, Salmedix shall have the right – without prejudice to any other liability of AMCIS hereunder – to demand from AMCIS free of charge the immediate replacement of the faulty shipment and/or rectification of any quantitative deficiency by Product in such quality as warranted pursuant to Section 2.1 hereof.

***	Material has been omitted pursuant to a request for confidential treatment.

The faulty shipment shall at AMCIS’ discretion and at AMCIS’ costs and risk either be returned to AMCIS or its nominee or be destroyed in accordance with the applicable laws and regulations.

2.4	AMCIS undertakes to respond comprehensively and without delay to all enquiries and requests by Salmedix regarding a Defect in Product and shall make available to Salmedix. All batch-related information if requested so by Salmedix or any regulatory body within five (5) working days.

2.5	In the event AMCIS does not confirm the Defect reported by Fujisawa, the parties to this Work Order shall endeavour to settle such dispute amicably and constructively between themselves. In the event they fail to agree within four (4) weeks after receipt of the notice of defect, the *** with offices at *** shall be entrusted with the examination, the results of which shall be binding on both parties. All costs incurred for such examination shall be borne by the losing party.

2.6	All claims by Salmedix regarding a Defect in Product are subject to a limitation period of two (2) years from date of release. Thereafter claims may not be asserted.

3.	PAYMENT

3.1	In consideration of the work to be performed by AMCIS pursuant to Section 1 Salmedix shall pay AMCIS the supply price of USD *** / kg *** USD per kilogram) of Product. Salmedix and AMCIS may from time to time negotiate multi-lot or quantity discounts.

3.2	Payments due under Section 3.1 shall be paid upon invoice *** days after shipment to AMCIS bank account:

Credit Suisse, CH-4410 Liestal

***	Material has been omitted pursuant to a request for confidential treatment.

3.4	Communications regarding invoicing and payment related to this should be between:

AMCIS AG	Salmedix, Inc.

Dr. Werner Altherr Haupstrasse 159/173 Bubendorf CH-4416 Switzerland Tel +41 61 935 5310	Julie Crawford Accounting Department 9380 Judicial Drive San Diego, CA 92121, USA Tel +1 858 622 6679

4.	TERM & TERMINATION

4.1	This Work Order shall commence upon the Effective Date (as defined in the Global Service Agreement) and thereafter shall continue in full force and effect for an initial period of 8 years. Thereafter it shall continue in full force and effect until terminated by any of the parties hereto upon eighteen (18) months prior written notice.

4.2	Notwithstanding Section 4.1 above, Salmedix has the right to cancel this Work Order at any time in accordance with Article 13.2 of the Global Service Agreement.

In WITNESS OF THE FOREGOING, the Parties have caused their authorised representatives to sign:

Salmedix, Inc.:	AMCIS AG:

/s/ F. ANDREW DORR F. Andrew Dorr, C.O.O	/s/ P.M. MULLER Dr. P.M. Muller, C.O.O.	/s/ W. ALTHERN Dr. W. Althern Customer Project Manager
Date April 23, 2004	Date April 15, 2004